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
Rights Certificate No.:    THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE              Number of Rights:
  R:                       COMPANY'S PROSPECTUS DATED  __________  __,  2003 (THE "PROSPECTUS") AND ARE
                           INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON
                           REQUEST FROM D.F. KING & CO., INC., THE INFORMATION AGENT.


                                                             REVLON, INC.
                                        Incorporated under the laws of the State of Delaware                 CUSIP NO.: 761525 11 2

                                                    SUBSCRIPTION RIGHTS CERTIFICATE

                     Evidencing Subscription Rights to Purchase Shares of Class A Common Stock of Revlon, Inc.
                                                  Subscription Price: $____ per Share

                THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON
                                             __________, 2003, UNLESS EXTENDED BY THE COMPANY
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REGISTERED OWNER:




THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of subscription rights ("Rights") set forth above. Each whole Right entitles the holder thereof, or its assigns, to subscribe for and purchase one share of Class A Common Stock, with a par value of $0.01 per share, of Revlon, Inc., a Delaware corporation, at a subscription price of $___ per share (the "Basic Subscription Privilege"), pursuant to a rights offering (the "Rights Offering"), on the terms and subject to the conditions set forth in the Prospectus and the "Instructions as to Use of Revlon, Inc. Subscription Rights Certificates" accompanying this Subscription Rights Certificate. If any shares of Class A Common Stock available for purchase in the Rights Offering are not purchased by other holders of Rights pursuant to the exercise of their Basic Subscription Privilege (the "Excess Shares"), any Rights holder that exercises its Basic Subscription Privilege in full may subscribe for a number of Excess Shares pursuant to the terms and conditions of the Rights Offering, subject to proration, as described in the Prospectus (the "Over-Subscription Privilege"). The Rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by returning the full payment of the subscription price for each share of Class A Common Stock in accordance with the "Instructions as to Use of Revlon, Inc. Subscription Rights Certificates" that accompany this Subscription Rights Certificate. The Rights evidenced by this Subscription Rights Certificate may also be transferred or sold by completing the appropriate forms on the reverse side hereof in accordance with the "Instructions as to Use of Revlon, Inc. Subscription Rights Certificates" that accompany this Subscription Rights Certificate.

Transferable on the books of Revlon, Inc. in person or by duly authorized attorney upon surrender of this Subscription Rights Certificate properly endorsed. This Subscription Rights Certificate is not valid unless countersigned by the transfer agent and registered by the registrar.

Witness the seal of Revlon, Inc. and the signatures of its duly authorized officers.

Dated: _______ __, 2003


----------------------------------           -----------------------------------
          Jack L. Stahl                                Robert K. Kretzman
President, Chief Executive Officer                   Senior Vice President,
 and Principal Executive Officer                  General Counsel and Secretary




COUNTERSIGNED AND REGISTERED: AMERICAN STOCK TRANSFER & TRUST COMPANY
                (New York, NY)         TRANSFER AGENT
                                       AND REGISTRAR

By:
    -------------------------------
          AUTHORIZED SIGNATURE

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              DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE


           For delivery by mail, hand delivery or over night courier:

                     American Stock Transfer & Trust Company
                           59 Maiden Lane, Plaza Level
                            New York, New York 10038

       Delivery other than in the manner or to the addresses listed above will not constitute valid delivery.

                PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.


FORM 1 - EXERCISE OF SUBSCRIPTION RIGHTS

To subscribe for shares pursuant to your Basic Subscription Privilege, please complete lines (a) and (c) and sign under Form 5 below. To subscribe for shares pursuant to your Over-subscription Privilege, please also complete line (b) and sign under Form 5 below.

(a) EXERCISE OF BASIC SUBSCRIPTION PRIVILEGE:

I apply for ___________________ shares x $                     = $_________
            (no. of new shares)           (subscription price)    (Payment)

(b) EXERCISE OF OVER-SUBSCRIPTION PRIVILEGE:

If you have exercised your Basic Subscription Privilege in full and wish to subscribe for additional shares pursuant to your Over-Subscription Privilege:

I apply for ___________________ shares x $                     = $_________
            (no. of new shares)           (subscription price)    (Payment)

(c) Total Amount of Payment Enclosed = $

METHOD OF PAYMENT (CHECK ONE):

[ ] Check or bank draft drawn on a U.S. bank, or postal, telegraphic or express money order payable to "American Stock Transfer & Trust Company, as Subscription Agent." Funds paid by an uncertified check may take at least five business days to clear.

[ ] Wire transfer of immediately available funds directly to the account maintained by American Stock Transfer & Trust Company, as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at JPMorgan Chase Bank, 55 Water Street, New York, New York 10005, ABA #021000021, Account #323-113109.


FORM 2 - SALE OR TRANSFER TO DESIGNATED TRANSFEREE OR THROUGH BANK OR BROKER

To sell or transfer your subscription rights to another person, complete this Form and have your signature guaranteed under Form 6. To sell your subscription rights through your bank or broker, sign below under this Form 2 and have your signature guaranteed under Form 6, but leave the rest of this Form 2 blank.

For value received _____________ of the subscription rights represented by this Subscription Rights Certificate are assigned to:


---------------------------------------------------------
            (Print Full Name of Assignee)


---------------------------------------------------------
                 (Print Full Address)


---------------------------------------------------------
              Tax ID or Social Security No.


---------------------------------------------------------
                      Signature(s)

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.


FORM 3 - [ ] CHECK HERE TO SELL YOUR UNEXERCISED SUBSCRIPTION RIGHTS THROUGH AMERICAN STOCK TRANSFER & TRUST COMPANY, AS SUBSCRIPTION AGENT.

If you want the Subscription Agent to attempt to sell your unexercised subscription rights, check the box above on this Form 3, sign under Form 5 and have your signature guaranteed under Form 6.

FORM 4 - DELIVERY TO DIFFERENT ADDRESS

If you wish for the Class A Common Stock underlying your subscription rights, a certificate representing unexercised subscription rights or the proceeds of any sale of subscription rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 5 and have your signature guaranteed under Form 6.


---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------


FORM 5 - SIGNATURE

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus.

TO SELL: If I have completed Form 3, I authorize the sale by the Subscription Agent, according to the procedures described in the Prospectus, of any subscription rights represented by this Subscription Rights Certificate but not exercised hereby.


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Signature(s)

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.


FORM 6 - SIGNATURE GUARANTEE

This form must be completed if you have completed any portion of Forms 2, 3 or 4.

Signature Guaranteed:
                      ---------------------------------------------------------
                                        (Name of Bank or Firm)

By:
    ---------------------------------------------------------------------------
                             (Signature of Officer)

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

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FOR INSTRUCTIONS ON THE USE OF REVLON, INC. SUBSCRIPTION RIGHTS CERTIFICATES,
CONSULT D.F. KING & CO., INC., THE INFORMATION AGENT, AT (800) 949-2583 AND BANKS AND BROKERS MAY CALL THE INFORMATION AGENT AT (212) 269-5550.